[EXHIBIT 10.1.4]
                  STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the ___th day of March, 2004, by and between Film and Miracle Entertainment, Inc., a Nevada corporation (the "Company"), and Lesteron Limited, a
British Virgin Islands corporation ("Purchaser"), with reference to the following facts and circumstances:

     WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, certain equity securities of the Company, all upon and subject to the terms, provisions and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual and dependent agreements and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                          SECTION 1
         Authorization, Purchase and Sale of Shares

     1.1 Authorization.  The Company has, or before the
         -------------
Closing (as defined in Section 2.1(a) below) will have, authorized the sale and issuance of Fifty Million
(50,000,000) restricted shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common
Stock").

     1.2 Purchase and Sale of Shares at Closing.  At the
         --------------------------------------
Closing, and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company the Shares for a purchase (the "Purchase Price") of Five Million Dollars (US$5,000,000), such consideration being equal to US$0.10 per Share.

                          SECTION 2
                Closing, Payment and Delivery

     2.1 Closing Date and Place of Closing.  The closing of
         ---------------------------------
the purchase and sale of the Shares listed (the "Closing") shall be held immediately following, and on the date of, the execution and delivery of this Agreement, or upon such other date as the Company and Purchaser may agree (the "Closing Date"), but in no event later than April 20_________ ___, 2004. The place of the Closing shall be at such location as the Company and Purchaser agree.

     2.2 Payment and Delivery.  At the Closing, Purchaser
         --------------------
shall pay the Purchase Price to the Company by major money-center bank or cashier's check or by wire transfer to:

               City National Bank
               400 North Roxbury Drive
               Beverly Hills, California 90210
               ABA Routing: 122-016-066

           For credit to the Account of:
                    Film and Music Entertainment, Inc.
                    Account No.: 112-171-142

As soon as practicable following receipt of the Purchase Price, the Company will deliver to Purchaser a certificate or certificates representing the Shares.

                      SECTION 3
    Representations and Warranties of the Company

     The Company hereby represents and warrants to Purchaser as follows, except as set forth on Exhibit
"A" attached hereto and incorporated herein by this reference (the "Schedule of Exceptions"):

     3.1 Organization and Standing; Articles and Bylaws.
         ----------------------------------------------

         (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own the properties owned by it and to conduct its business as being conducted and as contemplated by the Company's current business plan as heretofore delivered to Purchaser.

         (b) The Company is duly qualified to do
business as a foreign corporation in good standing in each jurisdiction in which the character and location of its properties (owned or leased) or the nature of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not materially and adversely affect the business, operations or financial condition of the Company, taken as a whole.

         (c) The Company has made available to
Purchaser true, correct and complete copies of its Articles of Incorporation, Bylaws and all amendments thereto to date (as so amended, collectively, the "Charter Documents").

     3.2 Corporate Power.  The Company has all
         ---------------
requisite corporate power and authority to enter into this Agreement, to sell the Shares, and to carry out and perform its other obligations hereunder.

     3.3 Capitalization.
         --------------

         (a) The Company's authorized capital stock consists of Two Hundred Fifty Million (250,000,000) shares of Common Stock, $0.001 par value (hereinabove defined as the "Common Stock"), of which Ninety-Seven
Million Nine Hundred Eighty-Three Thousand Two
Hundred Twenty-Three (97,983,223) shares are presently outstanding.

         (b) All of the issued and outstanding
shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws.

         (c) Except for the options identified on
Schedule 3.3(c) attached hereto and incorporated herein by this reference, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock.

     3.4 Authorization.  All corporate action on the
         -------------
part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein, has been taken. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.
The execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Charter Documents, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its assets are bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.
The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by the Company, except restrictions on transfer in compliance with federal and state securities laws, and will have the rights, preferences, privileges and restrictions as provided in the Charter Documents.

     3.5 Financial Information.  Attached hereto as
         ---------------------
Schedule 3.5 is the Company's unaudited, consolidated balance sheet (the "Balance Sheet") as of December
31, 2003 (the "Balance Sheet Date"), and related statements of operations, shareholders' equity and changes in financial position for the year then ended, together with the report of the Chairman with respect thereto and related statements of operations, shareholders' equity and changes in financial position for the twelve (12) months then ended. Such financial statements (i) are in accordance with the books and records of the Company (ii) present fairly the financial condition of the Company on a consolidated basis at such date and the results of its operations for the periods therein specified, and
(iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.
Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of the Company and its subsidiaries at the Balance Sheet Date and includes appropriate reserves for all taxes and other liabilities accrued or due at such date but not yet payable.

     3.6 Outstanding Debt.  The Company has no outstanding
         ----------------
indebtedness for borrowed money except as reflected on the Balance Sheet, and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

     3.7 Absence of Undisclosed Liabilities.  The
         ----------------------------------
Company has no material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) that are not fully reflected or provided for on the Balance Sheet and/or the Schedules and/or Exhibits attached hereto. The
Company does not know of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Balance Sheet.

     3.8 Absence of Certain Changes.  Since the Balance
         --------------------------
Sheet Date, there has not been:

          (a) Any material adverse change in the condition, assets, liabilities or business of the Company taken as a whole from that shown on the Balance Sheet;

          (b) Any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company;

          (c) Any declaration, setting aside or
payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

          (d) Any labor trouble, or any event or
condition of any character, materially adversely affecting the business or plans of the Company, taken as a whole.

     3.9  Taxes.  The Company has not filed federal or
          -----
state tax returns since 1999, and since that time has not had significant income and believes that a tax-loss carryforward will inure to the benefit of the Company when all outstanding returns are filed, and the Company intends to file such returns following the Closing. Subject to the foregoing, the Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States
Internal Revenue Service and with the State of California, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision in the Balance Sheet for deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The
Company knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis thereof.
The Company's federal income tax returns have not been audited by the Internal Revenue Service.

     3.10 Contracts; Insurance.  Except as set forth
          --------------------
in the Schedule of Exceptions, the Company has no currently existing contract, obligation or commitment
(written or oral) of any material nature including without limitation the following:

          (a) employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among shareholders and the Company;

          (b) Loan or other agreements, notes,
indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

          (c) Agreements with dealers, sales
representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

          (d) Agreements with any labor union or
collective bargaining organization or other labor agreements;

          (e)  Any contract or series of contracts
with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

          (f) Any indenture, agreement or other
document (including private placement brochures) relating to the sale or repurchase of debt or equity securities of the Company;

          (g) Any joint venture contract or
arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

          (h) Agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

          (i) Agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

          (j) Agreements involving or letters of
intent with respect to the acquisition of the business, assets or shares of any other business; and

          (k) Insurance policies.

     The Company has complied with all the material provisions of all said contracts and commitments and are not in default thereunder.

     The Company maintains insurance which is adequate to protect the Company against the risks involved in the business conducted by it.

     3.11 Litigation.  Except as disclosed on
          ----------
Schedule 3.11 attached hereto and incorporated herein by this reference, there is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding might have a material adverse effect on the condition, financial or otherwise, or operations of the Company, taken as a whole, and the Company has no knowledge of any unasserted claim, the assertion of which is likely, that, if asserted, will represent a claim for damages, an injunction or other legal, equitable, monetary or non-monetary relief that, if granted, would have a material adverse effect on the condition, financial or otherwise, or operations of the Company, taken as a whole.

     3.12 Consents.  All consents, qualifications,
          --------
orders, approvals or authorizations of, or filings with, any governmental authority required in connection with the Company's valid execution, delivery and performance of this Agreement, and the offer, sale and issuance of the Shares, and the consummation of any other transaction contemplated on the part of the Company hereunder, shall have been duly obtained and are currently effective.

     3.13 Title to Properties; Liens and Encumbrances.
          -------------------------------------------
The Company has good and marketable title to all of its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, other than as may be set forth on the Schedule of Exceptions.

     3.14 Leases.  Set forth on the Schedule of
          ------
Exceptions is a correct and complete list (including the amount of rents called for and a description of the leased property) of all material leases under which the Company is a lessee. The Company enjoys peaceful and undisturbed possession under all such leases. All of such leases are valid and subsisting and the Company is not in default on any of them in any material respect.

     3.15 Business of the Company.  The Company has
          -----------------------
no knowledge or belief that (i) other than as disclosed in Section 3.11 above, there is pending or threatened any claim or litigation against or affecting the Company contesting its right to provide services, or to produce, manufacture, sell or use any product, process, method, substance, part or other material presently produced, manufactured, sold or used or planned to be produced, manufactured, sold or used by the Company or its subsidiaries in connection with their operations or (ii) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company and its subsidiaries, taken as a whole.

     3.16 Franchises, Licenses, Trademarks, Patents
          -----------------------------------------
and Other Rights.  The Company has all franchises,
----------------
permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable federal, state or local authorities and any other regulatory authorities or necessary for the conduct of its business as now being conducted and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, taken as a whole, and the Company is not in default in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority. The Company possess all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, taken as a whole, and has not received any notice of infringement upon or conflict with the asserted rights of others.

     3.17 Offering.  Subject in part to the truth and
          --------
accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act", which term shall include any successor federal statute) and are exempt from the qualification requirements of the California
Corporate Securities Law of 1968, as amended (the
"California Securities Law"), and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

     3.18 Compliance with Other Instruments.  The
          ---------------------------------
Company is not in violation of any term of its Charter Documents. The Company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which would have a material adverse affect on the condition, financial or otherwise, or operations of the Company, taken as a whole.

     3.19 Employees.  To the best of the Company's
          ---------
knowledge and belief, no employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such employee to be employed because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not and will not subject them or Purchaser to any liability.
The Company does not have any collective bargaining agreement covering any of its employees.

     3.20 Registration Rights.  The Company is not
          -------------------
under any obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued, including the Shares.

     3.21 Disclosure.  This Agreement, including
          ----------
Schedules and Exhibits hereto, and all other documents or writings delivered to Purchaser in connection herewith do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they are or were made.
                      SECTION 4
     Representations and Warranties of Purchaser

     Purchaser hereby represents and warrants to the Company as follows:

     4.1 Experience.  Purchaser is experienced in
         ----------
evaluating and investing in publicly and privately held entities involved in the businesses in which the Company is engaged.

     4.2 Investment.  Purchaser is acquiring the
         ----------
Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof, specifically including any sale, transfer or other disposition to persons or entities situate in the United States of America in violation of Regulation S promulgated under the Securities Act, or a sale, transfer or other disposition in violation of the applicable securities or other laws of any foreign jurisdiction. Purchaser understands that the Shares have not been registered under the Securities Act nor qualified under the California Securities Law by reason of specified exemptions therefrom which depend upon, among other things, Purchaser's investment experience and sophistication and the bona fide nature of its investment intent as expressed herein.

     4.3 Rule 144.  Purchaser acknowledges that the
         --------
Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and acknowledges that it has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, without limitation, the availability of certain current public information about the Company, the length of time that a party has held restricted securities, the relationship of the party to the issuer, and the number of shares being sold.
Purchaser acknowledges, and assumes full responsibility for compliance with, applicable securities laws of foreign jurisdictions that may impose similar requirements and which might prevent transfer restrictions from being removed until those laws are complied with.

     4.4 Access to Data.  Purchaser has had an
         --------------
opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities and operations.

                      SECTION 5
          Purchaser's Conditions to Closing

The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

     5.1 Representations and Warranties Correct. The
         --------------------------------------
representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     5.2 Performance. All covenants, agreements and
         -----------
conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 Legal Investment.  At the time of the
         ----------------
Closing, the purchase of the Shares by Purchaser shall be legally permitted by all laws and regulations to which it and the Company are subject.

     5.4 Compliance Certificate.  The Company shall
         ----------------------
have delivered to Purchaser a certificate of the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in paragraphs 5.1 and 5.2 of this Agreement.

     5.5 Proceedings and Documents.  All corporate and
         -------------------------
other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser and its counsel.

     5.6 Qualification.  All authorizations,
         -------------
approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares shall have been duly obtained and shall be effective on and as of the Closing.

     5.7 Voting Agreement.  Purchaser, the Company
         ----------------
and John Daly shall have executed and delivered a Stockholder Voting Agreement in the form of Exhibit
5.7 hereto (the  "Voting Agreement").

                      SECTION 6
           Company's Conditions to Closing

     The Company's obligation to sell the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

     6.1 Representations.  The representations made
         ---------------
by Purchaser pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

     6.2 Legal Investment.  At the time of the
         ----------------
Closing, the conditions set forth in Sections 5.3 and
5.6 shall have occurred and the purchase of the Shares by the Purchaser shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

     6.3 Voting Agreement.  Purchaser, the Company
         ----------------
and John Daly shall have executed and delivered the Voting Agreement.
                      SECTION 7
                   Use of Proceeds

 The Company will use the proceeds from the sale of the Shares to increase its working capital and for any lawful corporate purpose; provided, however, that without limiting the generality of the foregoing, the Company covenants for the benefit of Purchaser that it will use its best efforts to utilize a portion of the proceeds to (i) invest in a three-year, [Pounds] 1 million convertible debenture with interest at LIBOR plus two hundred fifty (250) basis points payable annually in advance and being convertible into a twenty-one and one-half percent (21.5%) interest in "Filmnight" under terms and conditions of a loan agreement acceptable to the Board of Directors, (ii) investment of up to US$1.8 million in "My First
Wedding", subject to due diligence and approval of the completed final cut by the Board of Directors,
(iii) the retaiention of Osborne Clark for the preparation of a [Pounds] 10-50 million Sterling Film Fund offering for the Company in the United Kingdomn under terms and conditions acceptable to the Board of Directors, and (iv) make appropriate expenditures to enable the Company to trade on the NASDAQ or American
Stock Exchange.

                      SECTION 8

           Restrictions on Transferability

     8.1 Restrictions on Transferability.  The Shares
         -------------------------------
shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable foreign securities laws. Purchaser will cause any proposed transferee of Shares to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

     8.2 Restrictive Legend.  Each certificate
         ------------------
representing the Shares and upon any other securities of the Company issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act and publicly sold pursuant to such registration) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS.
THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE
UNITED STATES OR IN ANY OTHER JURISDICTION IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO
THE SECURITIES UNDER THESAID ACT AND ANY APPLICABLE
STATE OR FOREIGN JURISDICTION SECURITIES LAW OR AN
OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
SUCH REGISTRATION IS NOT REQUIRED.

     Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the securities may be effected without registration under the Securities
Act and any applicable state or foreign jurisdiction securities laws, or (ii) a "no action" letter from the Securities and Exchange Commission (and any necessary state securities administrators) to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission (or such administrators) that action be taken with respect thereto.

                      SECTION 9
                    Miscellaneous

     9.1 Governing Law.  This Agreement shall be
         -------------
governed by and construed in accordance with the laws of the State of California.

     9.2 Survival.  The representations, warranties,
         --------
covenants and agreements made herein shall survive (i) any investigation made by Purchaser and (ii) the Closing.

     9.3 Successors and Assigns.  Except as otherwise
         ----------------------
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that neither the Company nor Purchaser may assign its rights hereunder without the prior written consent of the other, which consent may be granted or withheld in the sole discretion of the requested party.

     9.4 Entire Agreement; Amendment.  This Agreement
         ---------------------------
(including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, except by a written instrument signed by the Company and Purchaser.

     9.5 Notices.  All notices and other communications
         -------
required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to Purchaser, at such address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 5670 Wilshire
Boulevard, Suite 1690, Los Angeles, California 90036, or at such other address as the Company shall have furnished to Purchaser in writing. All such notices or communications shall be deemed given when actually delivered by hand, messenger, telegram or mailgram or, if mailed, three days after deposit in the U.S. Mail.

    9.6 Delays or Omissions.  No delay or omission
        -------------------
to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 Severability.  In case any provision of the
         ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.8 Information Confidential.  Purchaser
         ------------------------
acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Securities Exchange
Act of 1934, as amended, or reproduce, disclose or disseminate such information to any other person
(other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or the Purchaser is required to disclose such information by a governmental body.

     9.9  Expenses.  The Company and Purchaser shall
          --------
each bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     9.10 Titles and Captions.  The titles of the sections
          -------------------
and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     9.11 Counterparts.  This Agreement may be executed
          ------------
in any number of counterparts, by facsimile transmitted and/or manual signatures, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

                           Film and Music Entertainment,
                           Inc., a Nevada corporation

                           By:
                              --------------------------------

                           Lesteron Limited, a British Virgin
                           Islands corporation


                           By:
                              --------------------------------

                           Exhibit "A"
                  (Schedule of Exceptions)


Liens & Encumbrances

Encumbrances of the Company
---------------------------

  1.   $1,901.41 Short term informal no interest loan
Digital Video  Broadcast Systems, Inc.

Deferred Salaries
-----------------

  1. Deferred salaries as of 3/15/04 to Officers, Directors and others: $10,000.

Encumbrances of Assets
----------------------
  1. $22,500 proportional encumbrance on 1120 acre parcel owned net 30.67% now due with accrued interest in the amount of $25,000, plus Real Estate taxes due and payable. (Note: Myrob has a titular 46% interest in this property, however 15.33% of the titular interest is pledged to Sueanne Honey, Esq., attorney in the cause of action relating to the movie "The Business Fan"): total Trust Deed in the amount of $80,000:
       Myrob has the right to acquire the un-owned 54% interest in this property for $260,000 (current market value of $1,566,000).

  2. $9,000 1st trust deed against 320 acre parcel now due and payable plus unrecorded indebtedness not to exceed
       $11,000 and Real Estate taxes now due and payable.

  3. Real Estate taxes now due and payable on 50% undivided tenants in common interest in 19.6 acre parcel.

  4. Contingent liabilities to various parties for the development and production of feature films due from proceeds of those projects.

  5. A short term assignment of the distribution rights to "Tournament of Dreams" for a pre-production advance of $100,000 for "Blood and Bones", to be extinguished and repaid from production funding.

                           Exhibit 5.7
                   (Form of Voting Agreement)


                  STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement (this "Agreement") is entered into as of April ___, 2004, by and among Film and Music Entertainment, Inc., a Nevada corporation (the
"Company"), John  Daly  ("Daly"), and Lesteron Limited, a
British Virgin Islands corporation (the "Investor" and, together with Daly, the "Stockholders"), with reference to the following facts and circumstances:

      WHEREAS,  Daly is the Chairman and Chief
Executive Officer and a holder of shares of the Company's common stock, par value $0.001 per share
("Common Stock");

      WHEREAS,  simultaneously  herewith,  the
Company  and  the Investors   are  closing  under
that certain Stock Purchase Agreement, of even date herewithd March __, 2004 (the "Purchase
Agreement"), pursuant to which the Company is issuing and the Investor is purchasing, Fifty
Million  (50,000,000)  shares  of Common Stock;

      WHEREAS, it is a condition to the obligations to close of the Investor and the Company under the Purchase that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Election of Directors and  Related Matters

      1.1 Voting of Shares.  In all elections of
          ----------------
Directors of the Company and during the term of this Agreement, the Stockholders shall vote all shares of Common Stock owned by them, or as to which they have voting power, for the candidates designated pursuant to the provisions of this Agreement.

      1.2 Number of Directors.  The authorized number
          -------------------
of seats on the Board of Directors shall remain atconsists of Nnine (9) Directors, of which only five (5) seats shall be filled until such time as the Company is required to fill any one (1) or more of such vacancies and/or to further enlarge the Board to comply with applicable regulatory or exchange requirements, including, without limitation, compliance in order to permit any public offering of the Company's securities or to allow the Company's securities to be traded on the NASDAQ Small Cap or National Markets or the
American Stock Exchange, in which event the Stockholders agree to cooperate in filling such vacancies or otherwise in enlarging the Board of Directors until such time as the number of Directors may be increased above such number in accordance with the Company's Bylaws ("Bylaws") as then in effect. The parties shall use their best efforts to permit no amendment of the Bylaws would reduce the number of directors constituting the Board of Directors below nine or that otherwise would conflict with the terms of this Agreement.

      1.3 Designated Directors.  In elections of
          --------------------
Directors of the Company, the Stockholders shall vote for the candidates designated pursuant to this
Section 1.3:

           (a) Two candidates for the Board of
Directors shall be designated  by the Investor (the
"Investor Directors"),   one  of whom  should  be
qualified to sit on the Audit Committee  of  the
Board  and be considered an "independent" and/or "non-
affiliated" Director  as  defined by the Securities
and Exchange  Commission; and  (b)  Ttwo  candidates
for the Board of  Directors  shall  be designated
by  Daly  (the  "Daly  Directors").   The   Investor
initially designates Ilya Goloubovich and Arkadiy
Goloubovich as the Investor Directors, and Daly initially designates himself and Peter F. Beale as the Daly Directors.

      In the event that the number of directors constituting the Board of Directors is increased above Nine (9), the provisions of this Agreement shall continue with respect to four (4) of the total number of Directors, with the remaining
Directors being elected in such manner as may be provided by law or in the Articles of Incorporation or Bylaws of the Company or pursuant to any agreement entered into in connection with such increase.

      1.4  Removal of Directors and Vacancies.
           ----------------------------------
Directors may be removed at any time with or without cause, provided that no Stockholder shall vote for the removal of a Director nominated and elected pursuant to this Agreement, and no such vote shall be effective, unless the party who nominated such Director shall vote for such removal. If such parties do so specify the removal of a Director, the Stockholders agree to vote all shares of Common Stock owned by them, or as to which they have voting power, for the removal of such Director.
If a vacancy occurs on the Board of Directors, the remaining Directors shall immediately elect the nominee of party that nominated the departing
Director. If the remaining Directors fail for any reason to elect such nominee, the Company or the Stockholders shall cause a Stockholders'meeting to be held at the earliest practicable date, at which meeting the Stockholders shall vote, pursuant to this Agreement, all shares of Common Stock owned by them, or as to which they have voting power, for such nominee.

     1.5 Amendment of Bylaws.  The Company, Daly and
         -------------------
the Investor agree to use their best efforts promptly following the date hereof to cause the Company's Bylaws to be amended so as to require
(i) that the Board of Directors meet not less frequently than monthly, unless such requirement is waived as to any meeting by the Investor or its nominees on the Board of Directors, and (ii) that all insurance agreements and policies, investments by the Company in film or other projects, and all other contracts, arrangements, agreements and/or understanding involving in excess of Two Hundred Thousand Dollars
(US$200,000) must be approved by the Board of Directors prior to being entered into by or on behalf of the Company.

     1.6 Certain Amendments. In the event that during
         ------------------
the term of this Agreement there is proposed or considered any amendment to the Company's Articles of Incorporation or Bylaws, the Stockholders agree to vote all shares of Common Stock owned by them, or as to which they have voting power, jointly and cooperatively for or against such amendment, and if Daly and the Investor are unable to agree to vote together for such amendment, then they hereby agree to vote together in opposition thereto.

2. Additional Shares of Stock

      (a) In the event additional shares of voting capital stock of the Company are, at any time during the term of this Agreement, issued to a Stockholder, such additional shares of voting capital stock shall automatically become subject to the terms and provisions of this Agreement and shall be voted in accordance herewith.

      (b)  In  the  event that during the term of
this Agreement there is proposed or considered any transaction involving the issuance of shares of voting capital stock of the Company that, if effectuated, would dilute the voting power of the Investor, the Stockholders agree (i) to vote all shares of Common Stock owned by them, or as to which they have voting power, jointly and cooperatively as determined by the Investor, and/or
(ii) to cause their nominees on the Board of Directors to vote in accordance with this Section
2(b) so as to implement the purpose and intent hereof as if such proposed issuance were to be determined, in whole or in part, by the vote of the shareholders of the Company.

3. Termination

      This  Agreement  shall terminate in its
entirety upon the earliest to occur of (a) immediately prior to the closing of a public offering of Common Stock registered under the Securities Act of 1933, as amended, (b) any merger, sale of assets, consolidation, reorganization or other sale of the Company as a result of which securities representing a majority of the voting power of the Company are held by persons or entities that held less than a majority voting interest in the Company prior to such transaction, (c) the liquidation, dissolution or indefinite cessation of the business operations of the Company, (d) the execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company, or the filing of a petition under applicable bankruptcy laws with respect to the Company, and (e) the seventh anniversary of the date of this Agreement.

4. Authorization

       Each party hereto represents that this
Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5. Successors

      The provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

6.  Counterparts

       This   Agreement  may  be  executed  in  any
number   of counterparts, each of which shall be
deemed an original, but all of which together shall constitute one and the same instrument.

7. Amendment

      This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by the Company and each of the Stockholders.

8. Governing Law

      This Agreement is entered into, and all disputes hereunder shall be governed by and construed and enforced in accordance with, the internal laws of the State of California, without regard to principles of conflict of laws.

9. Specific Performance

      The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

10. Notices

      All  notices,  demands or other communications
desired  or required to be given by any party to any
other party hereto shall
be  in  writing  and shall be deemed effectively
given  upon  (a) personal  delivery  to  the  party
to  be  notified,  (b)   upon confirmation of receipt
of telecopy or other electronic facsimile transmission, (c) one business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in
(d), or (d) five days after deposit with the United States Post Office, postage prepaid, and addressed as follows: (i) if to the Company or Daly, to or c/o, as appropriate, Film and Music
Entertainment, Inc., at the address and facsimile number of the Company's then current executive offices; (ii) if to the Investor, at __________________; or (iii) to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.

11. Severability

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

12. Entire Agreement

     This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Film and Music Entertainment, Inc.,
a Nevada corporation


By:
   ------------------------------------

/s/John Daly
---------------------------------------
John Daly

Lesteron Limited, a
British Virgin Islands corporation


By:
   ------------------------------------

Film and Music Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2003


                           ASSETS

CURRENT ASSETS
    Cash and cash equivalents               $                 101,065
    Other receivables                                         131,170
                                              ----------------------------
TOTAL CURRENT ASSETS                                          232,235

INVESTMENT IN SUBSIDIARIES                                          -
FURNITURE AND EQUIPMENT                                         3,330
REAL ESTATE ASSETS                                          3,739,430
FILM DISTRIBUTION RIGHTS                                    3,708,333
                                              ----------------------------
TOTAL ASSETS                                $              7,683,328
                                              ============================

        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                        $                  24,268
    Accrued expenses                                           31,514
    Notes payable                                              16,201
                                              ----------------------------

TOTAL CURRENT LIABILITIES                                      71,983

NOTES PAYABLE, less current portion                            42,500
                                              ----------------------------
TOTAL LIABILITIES                                             114,483
                                              ----------------------------

COMMITMENT AND CONTINGENCIES                                        -

STOCKHOLDERS' DEFICIT
    Common stock; par value $0.001,
    250,000,000 shares authorized
    97,983,223 issued and outstanding                          97,983
    Additional paid-in capital                              8,765,462
    Accumulated deficit                                    (1,294,600)
                                              ----------------------------
TOTAL STOCKHOLDERS' DEFICIT                                 7,568,845
                                              ----------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT $              7,683,328
                                              ============================

GROSS PROFIT                                                       -
                                              ----------------------------

OPERATING EXPENSES
     Selling and marketing                                    40,260
     General and administrative expenses                     220,969
                                              ----------------------------
TOTAL OPERATING EXPENSES                                     261,229
                                              ----------------------------

LOSS FROM OPERATIONS                                        (261,229)
                                              ----------------------------

OTHER INCOME (EXPENSE)
     Gain on extinguishment of debt                           12,541
                                              ----------------------------
TOTAL OTHER INCOME (EXPENSE)                                  12,541
                                              ----------------------------

LOSS BEFORE PROVISION FOR INCOME TAXES                      (248,688)

PROVISION FOR INCOME TAXES                                         -
                                              ----------------------------

NET LOSS                                     $              (248,688)
                                              ============================

                    Schedule 3.11
                     (Litigation)


The Company was previously involved in a lawsuit in British Colombia relating to the Company's technology. A settlement has been reached and stock issued to perfect the settlement. The Company is awaiting signature on the final settlement agreement.

The Company has been orally informed that it has been named as an additional party to a suit in Los Angeles
County, California. The Company has not been served and has no reason to believe that there are any reasonable grounds for it being named in such a suit.
The Company acquired certain rights to the Motion
Picture "The Biggest Fan" through its acquisition of Myrob Properties, Inc. This film has been subject to litigation over the last year, which Myrob was a party. Arbitration relating to the suit is currently stayed pending the outcome of settlement negotiations. Myrob also filed a suit as plaintiff against a real estate agent for the conversion of certain real property. Myrob chose to file a motion to dismiss without prejudice pending the results of the settlement negotiations on "The Biggest Fan".

                    Schedule 3.3(c)
                      (Options)

                         Options
                     granted and
                     outstanding
                     as of 1/01/04

Name                Date Granted            #                  Totals
John Daly            5/23/2003  *           15,750,000
                    10/27/2003  *           25,000,000
                    10/27/2003  *            3,400,000
                    10/27/2003  *           18,000,000     62,150,000
Michael Meyer        5/23/2003  *            7,875,000      7,875,000
Lawrence Lotman      5/23/2003  *            1,400,000
                    10/27/2003  *            1,600,000      3,000,000
Peter Beale         10/27/2003  *            5,000,000
Marin Landau        10/27/2003  *            5,000,000
Vladislav Moskalev  10/27/2003               3,000,000
Don King            10/27/2003               1,000,000
Tim Shiner          10/27/2003  *              500,000
Odette Tyler        10/27/2003  *              500,000
Ara Apcar           10/27/2003  *              500,000
David Toma          10/27/2003  *              500,000
Andrew Libby          8/3/2003  *              100,000
Marty Halfon        11/14/2003  *              250,000
Ingrid Sosa         10/23/2003                  57,000

         Subtotal                                         16,407,000
                                                          89,432,000